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                                                                   EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                         CERTIFICATE OF INCORPORATION OF

                                 CORESTAFF, INC.



                  CORESTAFF, Inc. (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


                  FIRST: That the Board of Directors of the Corporation adopted resolutions on February 5, 1998 proposing and declaring advisable the following amendment to the First Amended and Restated Certificate of Incorporation and directing that the amendment proposed be considered by the stockholders of the
Corporation:


                  RESOLVED, that the Board of Directors of the Corporation does hereby propose and declare advisable an amendment to the First Amended and Restated Certificate of Incorporation of the Corporation to amend Article 1 so that such Article reads in its entirety as follows:

                  ARTICLE 1. The name of the Corporation is Metamor Worldwide, Inc.


                  SECOND: That the amendment referred to herein was duly authorized by a majority of the outstanding stock entitled to vote thereon at a Special Meeting of Stockholders on March 19, 1998.


                  THIRD: That the aforesaid amendments have been duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.


                  FOURTH: That this Certificate of Amendment of the Certificate of Incorporation has been executed and acknowledged and shall be filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.


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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Executive Officer and attested by its Secretary, as of the 19th day of March, 1998.


                                   CORESTAFF, Inc.


                                   By: /s/ MICHAEL T. WILLIS
                                       -----------------------
                                        Michael T. Willis
                                        Chief Executive Officer and President


ATTEST:


By:  /s/ PETER T. DAMERIS
   ------------------------
         Peter T. Dameris
         Secretary